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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-84050) of Laser Vision Centers, Inc. of our report dated June 20, 1997 appearing on page F-1 of this Form 10-K.



[SIG.]

Price Waterhouse LLP
St.  Louis, Missouri
July 28, 1997